Exhibit 10.28

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 21, 2008, by and between CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.                                   Borrower and Lender entered into that certain Amended and Restated Credit Agreement, dated as of November 19, 2007, as amended by that certain First Amendment to Amended and Restated Credit Agreement (the “Credit Agreement”), pursuant to which Lender agreed to extend to Borrower certain credit facilities described therein. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

B.                                     Borrower has requested Lender’s consent to a subordinate loan (the “Subordinate Loan”) from Proficio Bank to Borrower in the principal amount of Three Million Dollars, to be evidenced by a promissory note made by Borrower and payable to the order of Proficio Bank (the “Subordinate Note”). The proceeds of the Subordinate Loan will be used to pay all amounts outstanding under the Questar Note.

C.                                     Borrower and Lender desire to amend the Credit Agreement to provide for the Subordinate Loan, to reflect the payment in full of the Questar Note, and to change certain other terms and provisions thereof, all on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1.	CONDITIONS TO LENDER’S OBLIGATIONS. The following are conditions precedent to the obligations of Lender hereunder:

1.1

Borrower shall have reimbursed Lender’s costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, attorneys’ fees, and documentation costs and charges, whether such services are furnished by Lender’s employees or agents or by independent contractors;

	1.2	All payments due and owing to Lender under the Loan Documents shall have been paid current as of the effective date of this Agreement;

	1.3	Lender and/or Lender’s counsel shall be satisfied with the form of all documents to be executed by Borrower in connection with the Subordinate Loan;

	1.4	The proceeds of the Subordinate Loan shall have been disbursed and the Questar Note shall have been paid in full; and

1.5

Borrower shall have delivered to Lender duly executed copies of all documents required by Lender in connection with this Amendment, including but not limited to a Subordination and Standstill Agreement, in form and substance approved by Lender and/or Lender’s counsel, executed by Proficio Bank.

2.	AMENDMENTS.

	2.1	The definitions of “Questar” and “Questar Note” in Article 1 of the Credit Agreement are hereby deleted in their entirety.

	2.2	The following definitions are hereby added to Article 1 of the Credit Agreement:

“Subordinate Note” – means that certain promissory note, of even date herewith, executed by Borrower and payable to the order of Proficio Bank in the original principal amount of Three Million Dollars ($3,000,000.00).

	2.3	All references in the Credit Agreement to the Questar Note are hereby amended to refer to the Subordinate Note.

	2.4	Section 6.9 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

All notes and loans from shareholders of Borrower shall be subordinate to the Obligations. Lender will permit Borrower to make payments thereunder provided that no Default or Unmatured Default shall have occurred and be continuing or shall exist.

	2.5	The document numbered 1.15 of the Loan Documents described on Exhibit A attached to the Credit Agreement is hereby deleted and the following substituted therefor:

Subordination and Standstill Agreement, dated as of May 21, 2008, executed by and between Lender and Proficio Bank.

3.	BORROWER REPRESENTATIONS AND WARRANTIES.

3.1

Borrower hereby represents and warrants that no Default, or event or condition which. with the giving of notice or the passage of time or both, would constitute a Default, under any of the Loan Documents has occurred and is continuing, and that all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Amendment.

	3.2	Borrower hereby certifies that the organizational documents of Borrower previously delivered to Lender are in full force and effect and have not been amended or modified.

4.	MISCELLANEOUS.

	4.1	Confirmation of Credit Agreement and other Loan Documents. Borrower hereby affirms and agrees to be bound by all of the terms of the Credit Agreement, as amended hereby, and the other Loan Documents.

4.2

Non-Impairment. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Credit Agreement or any other Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties that, except as amended hereby, all of the terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

	4.3	Entire Agreement. This Amendment constitutes the entire agreement among the parties - hereto with respect to the subject matter hereof.

	4.4	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

	4.5	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Nicholas Hintze
Name: Nicholas Hintze
Title: AVP Assistant Vice President

“BORROWER”

CONSONUS ACQUISITION CORP.,
a Delaware corporation

By:
Daniel Milburn, Chief Operations Officer

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,

By:
Name:
Title:

“BORROWER”

CONSONUS ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Robert C. Muir
Robert C. Muir
CFO